UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 22, 2009 (Date of earliest event reported)
LightPath Technologies Inc. (Exact name of registrant as specified in its charter)

FL (State or other jurisdiction of incorporation)	000-27548 (Commission File Number)	86-0708398 (IRS Employer Identification Number)

2603 Challenger Tech CT #100 (Address of principal executive offices)		32826 (Zip Code)
407-382-4003 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 20, 2009, LightPath Technologies, Inc. ("LightPath" or the "Company") received a notification from The NASDAQ Listing Qualifications of The NASDAQ Stock Market, LLC that the Company does not comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

In the notification letter from NASDAQ, Staff noted the following that based on the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2009, the Company's stockholders' equity was $1,913,348. As of May 19, 2009, the market value of our listed securities was $4,608,133, and we reported net losses from continuing operations of $(5,467,769), $(2,614,629) and $(3,368,881), in its annual filings for the fiscal years ended June 30, 2008, 2007 and 2006, respectively.

Based on these circumstances, Staff is reviewing the Company's eligibility for continued listing on The Nasdaq Capital Market. To facilitate this review, Staff is requiring the Company to provide on or before June 4, 2009 its specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time for completion of the plan. In response to the notice, the Company is in the process of developing a specific plan to achieve stockholders' equity in excess of $2,500,000 and, thereby, regaining compliance with Marketplace Rule 4310(c)(3).

Item 8.01. Other Events

On May 22, 2009, the Company issued a news release with respect to the notification from NASDAQ described in Item 3.01 hereof and is incorporated herein by reference. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of LightPath Technologies Inc. dated May 22, 2009

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2009	LIGHTPATH TECHNOLOGIES INC. By: /s/ Dorothy M Cipolla Dorothy M Cipolla CFO

Exhibit Index
Exhibit No.	Description
99.1	Press Release of LightPath Technologies Inc. dated May 22, 2009